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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                        JURISDICTION OF
NAME                                         DIRECT PARENT                      OWNERSHIP                INCORPORATION
----                                         -------------                      ---------                -------------
Allston Landing Corporation                  Genzyme Corporation                     100%                Massachusetts

Allston Landing Corporation II               Genzyme Corporation                     100%                Massachusetts

BioMarin/Genzyme LLC                         Genzyme Corporation                      50%                  Delaware

GelTex Pharmaceuticals, Inc.                 Genzyme Corporation                     100%                Massachusetts

Genzyme Biosurgery Corporation               Genzyme Corporation                     100%                Massachusetts

Genzyme B.V.                                 Genzyme Corporation                     100%               The Netherlands

Genzyme GmbH                                 Genzyme Europe B.V.                     100%                   Germany

Genzyme Ireland Limited                      GelTex Pharmaceuticals, Inc.            100%             Republic of Ireland

Genzyme Limited                              Genzyme Corporation                     100%               United Kingdom

Genzyme Securities Corporation               Genzyme Corporation                     100%                Massachusetts

Genzyme Transgenics Corporation              Genzyme Corporation                      26%                Massachusetts